UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       February 18, 2009

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

1150 First Ave., Suite 501, King of Prussia, Pennsylvania	08876
(Address of principal executive offices)	(Zip Code)

(484) 690-1520
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed in our Current Report on Form 8-K filed on November 17, 2008, Tekni-Plex, Inc. (the “Company”) entered into a series of agreements on November 14, 2008. Attached are the copies of those agreements. Those agreements were omitted from the Form 8-K filed on November 17, 2008, in accordance with General Instruction B.4. of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of November 14, 2008, by and among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent.

10.2	Junior Lien Credit Agreement, dated as of November 14, 2008, by and between the Company and OCM Tekni-Plex Holdings II, L.P.
10.3	Term Loan Agreement, dated as of November 14, 2008, by and between Tekni-Plex Europe NV and OCM Luxembourg Tekni-Plex Holdings S.à.r.l.
10.4	Intercreditor Agreement, dated as of November 14, 2008, by and among Citicorp USA, Inc., OCM Tekni-Plex Holdings II, L.P., and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Dated:  February 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of November 14, 2008, by and among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent.

10.2	Junior Lien Credit Agreement, dated as of November 14, 2008, by and between the Company and OCM Tekni-Plex Holdings II, L.P.
10.3	Term Loan Agreement, dated as of November 14, 2008, by and between Tekni-Plex Europe NV and OCM Luxembourg Tekni-Plex Holdings S.à.r.l.
10.4	Intercreditor Agreement, dated as of November 14, 2008, by and among Citicorp USA, Inc., OCM Tekni-Plex Holdings II, L.P., and the Company.